UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________
FORM 8-K

_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2020

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 Verint Systems Inc
(Exact name of registrant as specified in its charter)

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Delaware	001-34807	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Broadhollow Road
Melville,	New York	11747

(Address of principal executive offices, and zip code)

(631)	962-9600
(Registrant's telephone number, including area code)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	VRNT	The NASDAQ Stock Market, LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 8, 2020, Verint Systems Inc. (the “Company”) amended the First Amended and Restated Certificate of Designation, Preferences, and Rights of the Series A Convertible Perpetual Preferred Stock relating to the Company’s Series A Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), by filing a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware. The amendment, which was effective upon filing of the Certificate of Amendment, changed the beginning of the measurement period for determining the adjustment to the conversion price of the Series A Preferred Stock following consummation of the previously announced spin-off of the Company’s Cyber Intelligence Solutions business (the “Spin-Off”). As amended, the measurement period will begin on the business day following the date the Spin-Off is consummated instead of the date on which the right to receive the distributions of shares of the company holding the Cyber Intelligence Solutions business no longer attaches to the Company’s common stock.

A copy of the Certificate of Amendment is attached to this Current Report on Form 10-Q as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit
Number	Description

3.1	Certificate of Amendment to First Amended and Restated Certificate of Designation, Preferences, and Rights of the Series A Convertible Perpetual Preferred Stock

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	December 10, 2020

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Administrative Officer